EXHIBIT 19


                                  NATIONAL CITY
                                 BANCORPORATION



                                      1998




                                  THIRD QUARTER

                                     REPORT

                                   NINE MONTHS

                                      ENDED

                               SEPTEMBER 30, 1998

TO OUR STOCKHOLDERS:

Net earnings were $4,263,000 for the third quarter of 1998, compared with $4,311,000 in the third quarter of 1997. Earnings per share were $0.48 compared with $0.49 in the third quarter of 1997. The third quarter earnings for 1997 include a state income tax refund of $1,369,000 with an after tax effect of approximately $850,000. Excluding the effect of last year's tax refund, net earnings were up 18.6 percent over 1997.

Third quarter net interest income was $12,641,000, which was higher by $1,398,000, or 12 percent, than in the third quarter of 1997. The improvement was primarily attributable to an increase in average loans, which were up $76 million, or 11 percent from the third quarter of 1997. The growth in loans occurred mainly in commercial lending at both subsidiaries, National City Bank of Minneapolis and Diversified Business Credit, Inc. The net interest margin was
5.33 percent for the third quarter compared with 5.14 percent for the same period last year. Noninterest income for the third quarter was $2,177,000 compared with $3,489,000 in the same period of 1997. The tax refund of $1,369,000 is included in last year's noninterest income. Noninterest expense was essentially unchanged for the third quarter at $7,146,000 compared with $7,149,000 for the third quarter of 1997.

Net loan charge-offs for the third quarter were $701,000. Additional loss provisions of $650,000 were added to the reserve during the quarter. As a result, the Company's reserve for loan losses at September 30 was $10,625,000 or
1.39 percent of loans outstanding compared to $10,071,000 and 1.51 percent at December 31, 1997. Nonperforming assets were $18.6 million or 2.4 percent of total loans at September 30, 1998 compared with $1.2 million or .18 percent of total loans at December 31, 1997. The increase in nonperforming assets occurred at the Company's commercial finance subsidiary, Diversified Business Credit, Inc. The increase related to two loans in the process of liquidation. We expect the liquidation to be substantially complete by year-end.

Current news and other information about your Company can now be found on the internet at

                          http://www.moneynet.com

The site includes our current stock price, press releases, and other information under our trading symbol, NCBM.


/s/ David L. Andreas

David L. Andreas
President and
Chief Executive Officer

NATIONAL CITY BANCORPORATION AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS
(in thousands)

                                                                          September 30,    December 31,
                                                                              1998             1997
-------------------------------------------------------------------------------------------------------
ASSETS
   Cash & due from banks ............................................     $    60,945      $    52,847
   Federal funds sold and resale agreements .........................          30,125            3,740
   Available-for-sale securities:
      U.S. Treasury .................................................          10,109           23,997
      U.S. Government agencies ......................................          12,046            9,844
      Mortgage-backed ...............................................         119,498          102,529
      Other securities ..............................................           2,801            4,955
                                                                          -----------      -----------
          Total available-for-sale securities .......................         144,454          141,325
   Held-to-maturity securities:
      Mortgage-backed ...............................................          44,969           37,402
                                                                          -----------      -----------
          Total held-to-maturity securities .........................          44,969           37,402
           (approximate market value: 1998 - $45,943; 1997 - $37,861)
   Loans ............................................................         762,944          666,382
      Less allowance for loan losses ................................         (10,625)         (10,071)
                                                                          -----------      -----------
        Net loans ...................................................         752,319          656,311
   Bank premises and equipment ......................................          10,618           11,413
   Accrued interest receivable ......................................           7,179            7,260
   Customer acceptance liability ....................................             393              811
   Other assets .....................................................          21,224           24,063
                                                                          -----------      -----------
          Total assets ..............................................     $ 1,072,226      $   935,172
                                                                          ===========      ===========
LIABILITIES AND STOCKHOLDERS' EQUITY
   Deposits:
      Noninterest bearing ...........................................     $   148,515      $   149,624
      Interest bearing ..............................................         349,165          329,026
                                                                          -----------      -----------
          Total deposits ............................................         497,680          478,650
   Federal funds purchased and repurchase agreements ................         157,480          104,399
   Commercial paper .................................................          95,798          119,081
   Other short-term borrowed funds ..................................          27,388           23,218
   Acceptances outstanding ..........................................             393              811
   Other liabilities ................................................           9,199            9,086
   Long-term debt ...................................................         139,000           67,000
                                                                          -----------      -----------
          Total liabilities .........................................         926,938          802,245
   Stockholders' equity:
      Common stock, par value $1.25
          Authorized shares: 1998 - 40,000,000; 1997 - 20,000,000
          Issued shares: 1998 - 8,861,944; 1997 - 8,110,836 .........          11,077           10,139
      Additional paid-in capital ....................................         121,982           94,756
      Unrealized gains net of tax effect ............................           1,190              424
      Retained earnings .............................................          11,040           28,464
                                                                          -----------      -----------
          Subtotal ..................................................         145,289          133,783
   Less common stock in treasury at cost:
      1998 - 21 shares; 1997 - 33,553 shares ........................              (1)            (856)
                                                                          -----------      -----------
          Total stockholders' equity ................................         145,288          132,927
                                                                          -----------      -----------
          Total liabilities and stockholders' equity ................     $ 1,072,226      $   935,172
                                                                          ===========      ===========

NATIONAL CITY BANCORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF EARNINGS
(in thousands except per share)

                                                                    Three Months Ended           Nine Months Ended
                                                                       September 30,               September 30,
                                                                    1998          1997          1998          1997
----------------------------------------------------------------------------------------------------------------------
INTEREST INCOME
     Interest and fees on loans .............................    $   19,353    $   17,199    $   54,807    $   48,892
     Interest on federal funds sold & resale agreements .....           296           491           591         1,087
     Interest and dividends on securities ...................         2,951         2,873         8,612         8,499
                                                                 ----------    ----------    ----------    ----------
            Total interest income ...........................        22,600        20,563        64,010        58,478

INTEREST EXPENSE
     Interest on deposits ...................................         4,295         4,401        12,184        12,147
     Interest on short-term borrowed funds ..................         3,862         3,922        11,694        11,156
     Interest on long-term debt .............................         1,802           997         4,083         2,821
                                                                 ----------    ----------    ----------    ----------
            Total interest expense ..........................         9,959         9,320        27,961        26,124
                                                                 ----------    ----------    ----------    ----------
            Net interest income .............................        12,641        11,243        36,049        32,354
     Provision for loan losses ..............................           650           502         1,390         1,859
                                                                 ----------    ----------    ----------    ----------
     Net interest income after provision for loan losses ....        11,991        10,741        34,659        30,495

NONINTEREST INCOME
     Service charges on deposit accounts ....................           498           496         1,591         1,678
     Fees for other customer services .......................           433           420         1,249         1,258
     Trust fees .............................................         1,139         1,031         3,745         3,544
     State tax refund .......................................                       1,369                       1,369
     Other ..................................................           107           173           679         1,100
                                                                 ----------    ----------    ----------    ----------
            Total noninterest income ........................         2,177         3,489         7,264         8,949

NONINTEREST EXPENSES
     Salaries and employee benefits .........................         3,913         4,013        11,878        11,651
     Net occupancy expense ..................................           809           788         2,338         2,332
     Equipment rentals, depreciation & maintenance ..........           964           890         2,667         2,662
     Other ..................................................         1,460         1,458         4,832         4,530
                                                                 ----------    ----------    ----------    ----------
            Total noninterest expense .......................         7,146         7,149        21,715        21,175
                                                                 ----------    ----------    ----------    ----------
     Earnings before taxes ..................................         7,022         7,081        20,208        18,269
     Applicable income taxes ................................         2,759         2,770         7,974         7,194
                                                                 ----------    ----------    ----------    ----------
            Net earnings ....................................    $    4,263    $    4,311    $   12,234    $   11,075
                                                                 ==========    ==========    ==========    ==========
Basic earnings per share ....................................    $     0.48    $     0.49    $     1.38    $     1.24

Average common and common equivalent shares outstanding .....     8,861,933     8,893,272     8,864,012     8,907,961

NATIONAL CITY BANCORPORATION
CHANGE OF ADDRESS FOR SHAREHOLDER





National City Bank of Minneapolis
Stock Transfer Department
P.O. Box 1919
Minneapolis, Minnesota 55480-1919


PLEASE CHANGE MY ADDRESS TO:


Name ______________________________________________________________
(PRINT NAME EXACTLY AS IT APPEARS ON STOCK CERTIFICATE)

Street ____________________________________________________________

City ______________________________________________________________

State __________________________________ Zip Code _________________

Date ______________________________________________________________


                            OLD ADDRESS


Street ____________________________________________________________

City ______________________________________________________________

State __________________________________ Zip Code _________________

Signature _________________________________________________________

DIRECTORS OF NATIONAL CITY             OFFICERS OF NATIONAL CITY
BANCORPORATION                         BANCORPORATION

David C. Malmberg                      David L. Andreas
CHAIRMAN OF THE BOARD                  PRESIDENT AND
National City Bancorporation           CHIEF EXECUTIVE OFFICER

Wendell R. Anderson*                   Thomas J. Freed
OF COUNSEL                             SECRETARY AND
Larkin, Hoffman, Daly and              CHIEF FINANCIAL OFFICER
Lindgren Ltd.
                                       PRINCIPAL OFFICERS OF
David L. Andreas                       SUBSIDIARIES
PRESIDENT AND
CHIEF EXECUTIVE OFFICER                DIVERSIFIED BUSINESS
National City Bancorporation           CREDIT, INC.
PRESIDENT AND
CHIEF EXECUTIVE OFFICER                Robert L. Olson
National City Bank of                  PRESIDENT AND
Minneapolis                            CHIEF EXECUTIVE OFFICER

Terry L. Andreas                       Janet L. Pomeroy
CHAIRMAN OF THE BOARD                  SENIOR VICE PRESIDENT
School for Field Studies
Beverly, Massachusetts                 NATIONAL CITY BANK
                                       OF MINNEAPOLIS
Michael J. Boris*
PRIVATE INVESTOR AND                   David L. Andreas
CONSULTANT                             PRESIDENT AND
                                       CHIEF EXECUTIVE OFFICER
Marvin Borman*
PARTNER                                William J. Klein
Maslon, Edelman, Borman                EXECUTIVE VICE PRESIDENT
and Brand                              CLIENT SERVICES

Sharon Bredeson                        Thomas J. Freed
PRESIDENT AND                          SENIOR VICE PRESIDENT AND
CHIEF EXECUTIVE OFFICER                CHIEF FINANCIAL OFFICER
Staff-Plus, Inc.
                                       Donald W. Kjonaas
Kenneth H. Dahlberg                    SENIOR VICE PRESIDENT
CHAIRMAN OF THE BOARD                  OPERATIONS
Dahlberg, Inc.

John H. Daniels, Jr.*
PARTNER
Willeke and Daniels

James B. Goetz, Sr.
PRESIDENT AND
CHIEF EXECUTIVE OFFICER
Goetz Companies

Esperanza Guerrero-Anderson*
PRESIDENT AND
CHIEF EXECUTIVE OFFICER
Milestone Growth Fund, Inc.

Thomas E. Holloran*
PROFESSOR, GRADUATE PROGRAMS
IN MANAGEMENT
University of St. Thomas

C. Bernard Jacobs
RETIRED PRESIDENT AND
CHIEF EXECUTIVE OFFICER
National City Bancorporation
RETIRED CHAIRMAN OF THE BOARD
National City Bank

Walter E. Meadley, Jr.
RETIRED VICE CHAIRMAN
OF THE BOARD
National City Bank

Robert L. Olson
PRESIDENT AND
CHIEF EXECUTIVE OFFICER
Diversified Business Credit, Inc.

Roger H. Scherer*
CHAIRMAN OF THE BOARD
Scherer Bros. Lumber Company

*Members of the Audit Committee

FINANCIAL HIGHLIGHTS
(in thousands except per share)

                                       THIRD QUARTER ENDED
                                          SEPTEMBER 30,
                                    -------------------------   PERCENT
                                       1998            1997     CHANGE
                                    ---------        --------   ------

EARNINGS:
  Net interest income ..........    $  12,641        $ 11,243     12%
  Net earnings .................        4,263           4,311     (1)%

BASIC EARNINGS PER SHARE:
  Net earnings* ................    $    0.48        $   0.49


                                        NINE MONTHS ENDED
                                          SEPTEMBER 30,
                                    -------------------------
                                       1998            1997
                                    ---------        --------

EARNINGS:
  Net interest income ..........    $  36,049        $ 32,354     11%
  Net earnings .................       12,234          11,075     11%

BASIC EARNINGS PER SHARE:
  Net earnings* ................    $    1.38        $   1.24

                                   SEPTEMBER 30,   DECEMBER 31,
                                       1998            1997
                                   -------------   ------------

BALANCE SHEET ITEMS
  Total assets .................   $1,072,226        $935,172     15%
  Loans ........................      762,944         666,382     15%
  Deposits .....................      497,680         478,650      4%
  Stockholders' equity .........      145,288         132,927      9%
  Book value per share* ........        16.39           14.97


--------------------------------
* (adjusted for stock dividends)





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


NATIONAL CITY BANCORPORATION
651 Nicollet Mall
Minneapolis, Minnesota 55402-1611
Telephone 612-904-8503